UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 13, 2009

UTEC, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53241	20-5936198
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

2420 Springer Drive, Suite 110

Norman, OK 73069

 (Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (405) 947-0765

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

     Explanatory Note: On April 13, 2009 UTEC, Inc. began distributing a letter to its shareholders regarding on-going company events. A copy of that letter is set forth below and is being reported under Item 7.01, Regulation FD Disclosures, on this Current Report on Form 8K.

UTEC, Inc.

2420 Springer Drive, Suite 110

Norman, OK 73069

April 13, 2009

Dear Shareholders:

Greetings from UTEC, Inc. (“UTEC” or the “Company”), we hope this letter finds you and your family well. This letter has been sent to you to bring you up to date on certain on-going company events and to ensure that our shareholders are aware of where you can obtain additional information regarding UTEC, its business operations, and on-going company events.

The management has been considering a number of options for a merger, acquisition or sale of assets.  The Company has received an offer from Energetic Systems Inc. LLC (“ESI or Buyer”) wherein the Company would sell, convey, assign, transfer and deliver to the Buyer, and the Buyer would purchase and acquire from the Company, free and clear of any encumbrances, all of the Company’s right, title and interest in all of the assets of the Company excluding the Agreement(s) related to the Waste Destruction Business and the Company’s waste destruction business using the technology obtained pursuant to that agreement(s).

The consideration for the transferred assets will be the 22,500,000 Common Shares of UTEI currently owned by ESI. If UTEC and ESI agree to the terms of a transaction, we will ultimately submit the transaction to our shareholders for your approval at a shareholder's meeting. If we hold a shareholder's meeting, information regarding the meeting, and how to vote your shares, will be provided to you at a later date.  It is possible that a majority of shareholders will take action without a meeting.  If so, we will notify you shortly after such action is taken.

Please be advised that although UTEC is exploring its strategic alternatives, we are continuing to carry on our standard business operations. Also, as you may know, a California based company is currently contemplating a possible tender offer to UTEC shareholders for their stock.

In the upcoming weeks, UTEC may provide you additional information regarding the company and other on-going issues. Please be advised that such information, as well as other information regarding UTEC and its on-going issues, is publicly available free of charge through the Securities and Exchange Commission's' web site, www.sec.gov. Further, copies of our news releases are available on many financial web sites.

     We appreciate your on-going support of UTEC.

Sincerely yours,

/s/ Fortunato Villamagna

Fortunato Villamagna, CEO

This letter to shareholders contains information that is "forward-looking" in that it describes events and conditions, which UTEC, Inc. ("UTEC") reasonably expects to occur in the future. Expectations for the future performance of the business of UTEC are dependent upon a number of factors, and there can be no assurance that UTEC will achieve the results as contemplated herein and there can be no assurance that UTEC will be able to conduct its operations or continue as contemplated herein. Certain statements contained in this report using the terms "may," or "expects to", and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond UTEC's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. These risks include, but are not limited to: the possibility that the described operations will not be completed on economic terms, if at all. Many of these risks are described herein and in UTEC's annual report on Form 10-K and reports subsequently filed with the Commission, and it is important that each person reviewing this letter understand the significant risks attendant to the operations of UTEC.  UTEC disclaims any obligation to update any forward-looking statement made herein.

              IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

The tender offer referenced herein has not commenced. This letter is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of UTEC. Any offers to purchase or solicitations of offers to sell will be made only pursuant to the Tender Offer Statement on Schedule TO (including the offer to purchase and other documents relating to the tender offer) which may be amended and filed with the U.S. Securities and Exchange Commission ("SEC") by the potential offeror. In addition, when and if the tender offer is commenced UTEC will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. UTEC's shareholders are advised to read these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety because they contain important information.  UTEC's shareholders may obtain copies of these documents for free at the SEC's web site at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ James Curt Stafford

James Curt Stafford, CFO